EXHIBIT 16.1

                     Letterhead of Shelley International CPA

                                                                January 31, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Biocoral, Inc. File No. 0-23512

Ladies and Gentlemen:

We have read the statements that we understand Biocoral, Inc. will include under
Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

                                                  Very truly yours,


                                                  /s/ Shelley International CPA
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                                                  Shelley International CPA